                            Distribution Agreement

This Agreement (the "Agreement") is made as of the 1st day of May 1997 by and between, RomTech, Inc., a Pennsylvania Corporation, (the "Manufacturer") with it's principal place of business located at 2000 Cabot Boulevard, Suite 100, Langhorne, Pensylvania 19047, Contact: John Baer and GT Interactive Software, a Delaware Corporation (the "Distributor"), Value Products Division, with it's principal place of business located at 2300 Berkshire Lane North, Plymouth, Minnesota 55441, Contact: Timothy Stahl. In consideration of the promises and covenants set forth below, the parties agree as follows:

For the purposes of this Agreement, the following terms shall have the respective meanings indicated:

1. The term "Product(s)" shall mean all computer software in the Addendum of this Agreement.
2. The term "Reseller" shall mean any third party or entity to which Distributor markets any Products for re-marketing.
3. Manufacturer grants to the Distributor and Distributor accepts from Manufacturer the right to exclusively distribute the Products and to market the Products to Resellers located in North America excluding Micro Center and Frank Kasper and Associates.
4. The initial term of this Agreement shall commence upon the date set forth above and shall continue for twelve months, unless earlier terminated as provided herein. The initial term of this Agreement shall be automatically renewed for successive one (1) year periods following expiration of the initial or any subsequent term of the Agreement.
5. Distributor and Manufacturer will set quarterly objectives to be mutually agreed upon. Objectives will include, but not limited to, merchandising mechanisms, volumes, and specific retail distribution goals. Distributor agrees to support all new, mutually agreed upon products, with an initial order of 5000 units per title. Distributor and Manufacturer agree to conduct monthly forecast for uninterrupted supply of Products to Distributor's customers.
6. Delivery of the Products shall be F.O.B. Distributor's warehouse. Transportation and handling charges for any of the Products shall be paid by the Manufacturer. Manufacturer will clearly ship products according to Distributors written instructions.
7. On or after date of shipment, Manufacturer shall invoice Distributor for the purchase of any of the products sold to the Distributor. All amounts specified in any net invoice shall be paid by Distributor to the Manufacturer within (30) days from the date of receipt of the Products by the Distributor.
8. It is understood by the Manufacturer and Distributor that only defective Product can he returned upon Manufacturer's authorization.

9. The Manufacturer hereby represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Distributor herein; the Products shall be free and clear of all liens and encumbrances, and the Products conform in all respects to the Product warranties. Manufacturer agrees that Distributor shall be entitled to pass through all warranties granted by Manufacturer under this Agreement. Manufacturer shall extend to Distributor the same warranties and indemnification with respect to Products purchased, as Manufacturer extends to its end-user customers. Neither party shall, under any circumstances, be liable to the other for consequential, incidental, indirect or special damages arising out of or related to this Agreement or the transactions contemplated herein, even if such party has been apprised of the likelihood of such damages occurring.
10. Distributor shall have the right to utilize Manufacturer's trade name and any trademarks, service marks and advertising literature associated with the Products to identify the Products in advertising and promotional materials.
11. Either party may terminate this Agreement not less than thirty (30) days after written notice.
12. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, by facsimile, or when mailed by registered or certified mail, return receipt requested, postage paid, and addressed as follows:

                    Manufacturer:                         Distributor:
             RomTech, Inc.                           GT Interactive Software
             2000 Cabot Boulevard, Suite 110         2300 Berkshire Lane North
             Langhorne, Pa, 19047                    Plymouth, MN 55441
             Attn: John Baer                         Attn: Timothy Stahl

In Witness Thereof, the parties hereto have executed this Agreement by their duly authorized representatives as of the respective dates indicated below.

MANUFACTURER                                        DISTRIBUTOR

RomTech. Inc,                                       GT Interactive Software
John Baer                                           Timothy Stahl

By_________/s/________                              By________/s/________
Authorized Signature                                Authorized Signature

Title ________________                              Title _______________

Date _________________                              Date ________________



                                      2